EXECUTION VERSION

                                                                    CONFIDENTIAL


                            ASSET PURCHASE AGREEMENT

                                     between

                        NATIONAL INVESTMENT MANAGERS INC.

                                       and

                        AMERICAN BENEFIT RESOURCES, INC.


                          Dated as of November 1, 2005

                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS................................................................................4

ARTICLE II PURCHASE AND SALE OF ASSETS; CLOSING.....................................................10
            Section 2.1    Sale and Transfer of Assets..............................................10
            Section 2.2    Assumed Liabilities......................................................11
            Section 2.3    Excluded Liabilities.....................................................12
            Section 2.4    Purchase Price; Allocation; Deposit......................................12
            Section 2.5    Closing; Closing Date....................................................13
            Section 2.6    Deliveries and Actions at Closing........................................13
            Section 2.7    Adjustment...............................................................15

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER............................................16
            Section 3.1    Status and Authority.....................................................16
            Section 3.2    No Conflicts.............................................................16
            Section 3.3    Title to Assets..........................................................17
            Section 3.4    Subsidiaries.............................................................17
            Section 3.5    Financial Statements.....................................................17
            Section 3.6    Absence of Undisclosed Liabilities.......................................18
            Section 3.7    Properties...............................................................18
            Section 3.8    Employees................................................................18
            Section 3.9    Employee Benefit Plans...................................................19
            Section 3.10   Contracts................................................................19
            Section 3.11   Insurance................................................................20
            Section 3.12   Governmental Authorizations; Compliance with Law.........................20
            Section 3.13   Litigation; Compliance with Laws.........................................20
            Section 3.14   Condition of Tangible Personal Property..................................21
            Section 3.15   Intellectual Property....................................................21
            Section 3.16   Taxes....................................................................21
            Section 3.17   Environmental Matters....................................................21
            Section 3.18   Permits..................................................................23
            Section 3.19   Absence of Changes.......................................................23
            Section 3.20   Brokers..................................................................23
            Section 3.21   Accounts Receivable......................................................23
            Section 3.22   Computer Software........................................................24
            Section 3.23   Transactions with Affiliates; No Conflicting Shareholder Interests.......24
            Section 3.24   Books and Records........................................................24
            Section 3.25   Improper Payments........................................................24
            Section 3.26   Additional Information Regarding Banking Matters.........................25
            Section 3.27   Powers of Attorney.......................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER..............................................25
            Section 4.1    Corporate Status and Authority...........................................25
            Section 4.2    No Conflicts.............................................................25
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                                       i
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
            Section 4.3    Brokers..................................................................26
            Section 4.4    Investment Intent........................................................26
            Section 4.5    Funding..................................................................26

ARTICLE V COVENANTS AND AGREEMENTS..................................................................26
            Section 5.1    Conduct of Business......................................................26
            Section 5.2    Court Approval...........................................................27
            Section 5.3    Restricted Cash..........................................................27
            Section 5.4    Expenses.................................................................28
            Section 5.5    Publicity................................................................28
            Section 5.6    Preservation of Records..................................................28
            Section 5.7    Further Assurances.......................................................28
            Section 5.8    Assignment of Assigned Contracts.........................................28
            Section 5.9    Required Consents........................................................29
            Section 5.10   Name Change..............................................................29
            Section 5.11   Deposit Escrow Agreement.................................................29
            Section 5.12   Employment Agreements....................................................29
            Section 5.13   Indemnification Escrow Agreement.........................................29
            Section 5.14   A/R Escrow Agreement.....................................................29
            Section 5.15   Assumption Agreement.....................................................29
            Section 5.16   Registration Rights Agreement............................................29
            Section 5.17   Put Agreement............................................................29
            Section 5.18   A/R Collections..........................................................29
            Section 5.19   No Negotiation...........................................................30
            Section 5.20   Notice of Events.........................................................30
            Section 5.21   Transfer Taxes...........................................................31
            Section 5.22   Buyer's Investigation....................................................31
            Section 5.23   Payoff Letters...........................................................31

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATION OF THE BUYER TO CLOSE.............................31
            Section 6.1    No Orders................................................................32
            Section 6.2    Court Approval...........................................................32
            Section 6.3    Representations and Warranties...........................................32
            Section 6.4    Performance..............................................................32
            Section 6.5    Indemnification Escrow Agreement.........................................32
            Section 6.6    A/R Escrow Agreement.....................................................32
            Section 6.7    Bill of Sale.............................................................32
            Section 6.8    Assignment of Trademarks.................................................32
            Section 6.9    Required Consents........................................................32
            Section 6.10   No Material Adverse Effect...............................................33

ARTICLE VII CONDITIONS PRECEDENT TO THE OBLIGATION  OF THE SELLER TO CLOSE..........................33
            Section 7.1    No Orders................................................................33
            Section 7.2    Court Approval...........................................................33
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                                       ii
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            Section 7.3    Representations and Warranties...........................................33
            Section 7.4    Performance..............................................................33
            Section 7.5    Indemnification Escrow Agreement.........................................33
            Section 7.6    A/R Escrow Agreement.....................................................33
            Section 7.7    Assumption Agreement.....................................................33
            Section 7.8    Registration Rights Agreement............................................33
            Section 7.9    Put Agreement............................................................33
            Section 7.10   Required Consents........................................................33

ARTICLE VIII SURVIVAL; INDEMNIFICATION..............................................................34
            Section 8.1    Survival.................................................................34
            Section 8.2    Indemnification of Buyer Indemnitees.....................................34
            Section 8.3    Indemnification of Seller Indemnitees....................................34
            Section 8.4    Exclusive Remedy.........................................................34
            Section 8.5    Limitations on Indemnification of Buyer Indemnitees......................35
            Section 8.6    Limitations on Indemnification of Seller Indemnitees.....................35
            Section 8.7    Procedures...............................................................35
            Section 8.8    Adjustment to Purchase Price.............................................38

ARTICLE IX TERMINATION..............................................................................38
            Section 9.1    Termination..............................................................38
            Section 9.2    Effect of Termination....................................................39

ARTICLE X MISCELLANEOUS.............................................................................40
            Section 10.1   Consent to Jurisdiction; Service of Process; Waiver of Jury Trial........40
            Section 10.2   Notices..................................................................40
            Section 10.3   Entire Agreement.........................................................41
            Section 10.4   Waivers and Amendments...................................................41
            Section 10.5   Governing Law............................................................42
            Section 10.6   Binding Effect; Assignment...............................................42
            Section 10.7   Usage....................................................................42
            Section 10.8   Articles and Sections....................................................42
            Section 10.9   Interpretation...........................................................42
            Section 10.10  Severability of Provisions...............................................42
            Section 10.11  No Third Party Beneficiaries.............................................42
            Section 10.12  Counterparts.............................................................43
            Section 10.13  Further Assurances.......................................................43
            Section 10.14  Exhibits and Schedules...................................................43
            Section 10.15  Enforcement of Agreement.................................................43
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                                       iii

                            ASSET PURCHASE AGREEMENT

            This ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 1, 2005, by and between National Investment Managers Inc., a Florida corporation (the "Buyer"), and American Benefit Resources, Inc., a Connecticut corporation (the "Seller").

                                    RECITALS

            (a) The Seller and its Subsidiaries (as defined below) are engaged in the business of providing comprehensive retirement services to small and medium-sized companies ("Seller's Business").

            (b) The Seller wishes to sell to the Buyer, and the Buyer wishes to purchase, substantially all of the assets of Seller.

            (c) Upon the terms and subject to the conditions set forth in this Agreement (the "Asset Purchase"), the Buyer will purchase the Assets (as defined below) and will assume the Assumed Liabilities (as defined below).

            (d)  The  parties  to  this   Agreement   desire  to  make   certain
representations, warranties, covenants and agreements in connection with the Asset Purchase and also to prescribe certain conditions to the Asset Purchase.

            Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            For all purposes of this Agreement, the terms set forth below shall have the respective meanings set forth in this Article I:

            "ABR Contracts" has the meaning set forth in Section 3.10.

            "Accounts Receivable" means all trade accounts receivable (including without limitation, accounts receivable of the type recorded by Seller as "unearned revenue," consistent with past practices) and all notes, bonds and other evidences of indebtedness and rights to receive payment, including, without limitation, rebates, refunds and similar payments and any other item that would be characterized as an account or note receivable in accordance with GAAP.

            "Action" means any action, suit, litigation, arbitration, proceeding or hearing conducted or heard by or before, or otherwise involving, any court or other Governmental Body or authority or any arbitrator or arbitration panel.

            "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

            "A/R Escrow Agreement" means an escrow agreement by and among the Buyer, the Seller and the Escrow Agent substantially in the form of Exhibit 5.14, to be executed and delivered at the Closing.

            "A/R Escrow Amount" means an amount equal to the excess of the Overdue A/R over the sum of (a) the reserves established by Seller for Accounts Receivable as reflected in the books and records of the Seller as of the Overdue A/R Measurement Date, and (b) the aggregate amount in respect of Overdue A/R collected between the Overdue A/R Measurement Date and the Closing Date.

            "A/R Collection Period" has the meaning set forth in Section 5.18.

            "Arbitration Firm" means Friedman, Alpern & Green, LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Buyer and Seller in writing.

            "Asset Purchase" has the meaning set forth in the Recitals.

            "Assets" has the meaning set forth in Section 2.1.

            "Assigned Contracts" has the meaning set forth in Section 2.1(d).

            "Assumed Liabilities" has the meaning set forth in Section 2.2.

            "Assumed Notes" has the meaning set forth in Section 2.3(a).

            "Assumption Agreement" has the meaning set forth in Section 5.15.

            "Balance Sheet" means the audited consolidated balance sheet of Seller as of December 31, 2004.

            "Basket" has the meaning set forth in Section 8.5(a).

            "Bill of Sale" has the meaning set forth in Section 6.7.

            "Business Day" means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by law to close.

            "Buyer Indemnitees" has the meaning set forth in Section 8.2(a).

            "Cash Portion" has the meaning set forth in Section 2.4(a)(i).

            "Claims Notice" has the meaning set forth in Section 8.7(a).

            "Closing" has the meaning set forth in Section 2.5.

            "Closing Date" has the meaning set forth in Section 2.5.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Confidentiality Agreement" means the Confidentiality Agreement, dated as of March 3, 2005, between the Seller and Duncan Capital Financial Group.

            "Contract" means any contract, lease, license, agreement or other legally binding commitment.

            "Court Approval" means the entry of an order of the United States Bankruptcy Court for the Southern District of New York approving of the execution and delivery of this Agreement and of the transactions contemplated hereby substantially in the form attached hereto as Exhibit A.

            "Credit Line" means the Loan and Security Agreement, dated as of September ___, 2004, between EuroAmerican Investment Corp. and the Seller, BPI/PPA, Inc., Benefit Management, Inc. and National Associates, Inc.

            "Damages" has the meaning set forth in Section 8.2.

            "Deposit" has the meaning set forth in Section 2.4(c).

            "Deposit Escrow Agreement" means the Deposit Escrow Agreement, dated as of the date hereof, by and among the Buyer, the Seller and the Escrow Agent.

            "Dispute Notice" has the meaning set forth in Section 8.7(b)(i).

            "Dispute Period" has the meaning set forth in Section 8.7(b)(i).

            "Earnest Money" has the meaning set forth in Section 2.4(c).

            "Employment Agreement" means the employment agreement by and between Buyer or Buyer's designee(s) and Mr. Ehud D. Laska described in Section 5.12.

            "Environmental Laws" means any federal, state or local laws, rules or regulations relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including but not limited to any law or regulation relating to emissions, discharges or releases of, or otherwise relating to the manufacture, processing, distribution, importation, use, treatment, storage, disposal, transport or handling of, Hazardous Materials.

            "ERISA" has the meaning set forth in Section 3.9.

            "Escrow Agent" means JP Morgan Chase Bank, N.A.


            "Escrow Claim" has the meaning set forth in Section 8.7(b)(i).

            "Escrow   Claim  Notice"  has  the  meaning  set  forth  in  Section
8.7(b)(i).

            "Excluded Liabilities" has the meaning set forth in Section 2.3.

            "Final Net Liabilities" has the meaning set forth in Section 2.7(a).

            "Financial Statements" means (a) the audited consolidated financial statements of the Seller as of December 31, 2003 and December 31, 2004 and for the years then ended, including a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows, together with the notes to such financial statements and the unqualified report thereon of Eisner LLP, independent certified public accountants; and (b) the Seller's Interim Financial Statements.

            "GAAP" means United States generally accepted accounting principles, consistently applied.

            "GAAP Liabilities" has the meaning set forth in Section 2.2(a).

            "Governmental Bodies" means any court, tribunal, arbitrator, executive or regulatory authority, tax authority, agency, commission, official or other instrumentality of the United States of America, any foreign country or any domestic or foreign state, county, city, municipality or other political subdivision.

            "Hazardous Materials" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and means materials that meet the following criteria: (i) any solid, liquid, gas, or combination thereof, including but not limited to asbestos or asbestos-containing materials, vinyl chloride or chlorofluorocarbons, that may impair the natural environment, injure or damage property or plant or animal life, harm or impair the health of any individual, or endanger individual safety, public health and safety, or employee health, which is (ii) regulated by or the subject of any Environmental Law.

            "IBF" means IBF Fund Liquidating LLC, a Delaware limited liability company.

            "Income Tax" means any federal, state, local or foreign Tax (as such term is hereinafter defined) that is (a) based upon, measured by or calculated with respect to income, profits, capital stock, net worth or receipts, in each case whether gross, net or adjusted (including, without limitation, capital gains Taxes and minimum Taxes), or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise Taxes) if one or more of the bases on which such Tax may be based, measured or calculated with respect to, is described in clause (a), in each case together with any interest, penalties or additions to any Tax in respect of any of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of the foregoing (including, without limitation, as a transferee pursuant to Section 6901 of the Code or otherwise) as a result of Treasury Regulation ss.1.1502-6 or any similar provision of applicable law, or as a result of a tax sharing or similar agreement, arrangement or understanding.

            "Indemnification Escrow Agreement" means an agreement by and among the Buyer, the Seller and the Escrow Agent substantially in the form of Exhibit 5.13, to be executed and delivered at the Closing.

            "Indemnification Escrow Amount" means Eight Hundred Thousand Dollars ($800,000).

            "Indemnified Party" has the meaning set forth in Section 8.7(c).

            "Indemnifying Party" has the meaning set forth in Section 8.7(c).

            "Intellectual  Property"  has  the  meaning  set  forth  in  Section
3.15(b).

            "Interim Financial Statements" means the unaudited consolidated financial statements of the Seller as of September 30, 2005 and for the nine months then ended, including a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows and the consolidating balance sheet of the Seller as of such date and the consolidating statement of operations of the Seller for the period then ended.

            "Laws" means any law, statute, rule, regulation or code issued, enacted, promulgated or implemented by any Governmental Body.

            "Legal Requirement" of a Person means any Law, or any order, judgment or other direction of a court, arbitration panel or other tribunal resolution or any Governmental Body, or any other Authorization applicable to such Person, or to any of its properties, assets or business.

            "Lien" means any lien, pledge, mortgage, security interest, charge, option, transfer restriction or other similar encumbrance.

            "Material Adverse Effect" means any event, change or effect that is materially adverse to the financial condition or results of operations of the Seller and the Subsidiaries taken as a whole, other than events, changes or effects: (i) resulting from general economic conditions; (ii) occurring generally in the industry in which the Seller does business; (iii) resulting from the announcement to third-parties and the public of the transactions contemplated by this Agreement; (iv) resulting from changes in Laws after the date hereof; or (v) resulting from an outbreak or escalation of hostilities involving any country where the Seller does business, the declaration by any country where the Seller does business of a national emergency or war, or the occurrence of any acts of terrorism and any actions or reactions thereto.

            "Net Liabilities" means the excess of (i) the aggregate amount of GAAP Liabilities, excluding deferred tax liabilities, constituting a portion of the Assumed Liabilities over (ii) the book value of the Assets, excluding deferred tax assets and goodwill, each as of the Closing Date.

            "Net Liabilities Statement" has the meaning set forth in Section 2.7(a).

            "NIM Shares" has the meaning set forth in Section 2.4(a)(ii).

            "Notice" has the meaning set forth in Section 8.7(b)(i).

            "Notice  of  Disagreement"  has the  meaning  set  forth in  Section
2.7(b).

            "Order" means any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by any Governmental Body.

            "Organizational Documents" means, with respect to any entity, the certificate of incorporation, operating agreement, by-laws, certificate(s) of designation or other constitutional documents of such entity.

            "Overdue A/R" means the aggregate amount of uncollected Accounts Receivable (excluding accounts receivable of the type recorded by Seller as "unearned revenue," consistent with past practices) that are more than sixty
(60) days past due as of the Overdue A/R Measurement Date.

            "Overdue A/R Measurement Date" means the last day of the month ended immediately prior to the Closing Date or, if the applicable Accounts Receivable information is not available on the Closing Date, the last day of the previous month.

            "Parties" means the parties to this Agreement, consisting of the Buyer and the Seller.

            "Permits" or "Authorizations" means all licenses, permits, franchises, approvals, authorizations, qualifications, concessions or the like, issued or granted by any federal, state, local or foreign Governmental Body, including, without limitation, SEC and NASD licenses and registrations, or by any nongovernmental entity to any Person or which in any way relate to the business, operations, activities, properties and assets of such Person.

            "Person" means any  individual,  corporation,  partnership,  limited
liability  company,   limited  liability   partnership,   firm,  joint  venture,
association, trust, unincorporated organization or other entity.

            "Plans" has the meaning set forth in Section 3.9.

            "Purchase Price" has the meaning set forth in Section 2.4.

            "Put Agreement" has the meaning set forth in Section 5.17.

            "Registration Rights Agreement" has the meaning set forth in Section 5.16.

            "Required Consents" has the meaning set forth in Section 5.9.

            "Restricted Cash" has the meaning set forth in Section 2.1(k).

            "Securities Act" has the meaning set forth in Section 3.28.

            "Seller Indemnitees" has the meaning set forth in Section 8.3.

            "Seller Notes" has the meaning set forth in Section 2.2(b).

            "Seller's Business" has the meaning set forth in the Recitals.

            "Seller's   Disclosure   Schedule"  means  the  Disclosure  Schedule
prepared by Seller that is being delivered to the Buyer concurrently herewith.

            "Shares" has the meaning set forth in Section 2.1(b).

            "Subsidiary" or "Subsidiaries" has the meaning set forth in Section 3.4.

            "Subsidiary Assets" has the meaning set forth in Section 3.3.

            "Systems" means material computer hardware and software, including, without limitation, application software data and database, applications and all related documentation utilized in the Seller's Business.

            "Tangible Property" means all furniture, fixtures, equipment, computers, office equipment and apparatus, tools and supplies, together with any express or implied warranty by the manufacturers, sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

            "Tax Return" means any federal, state, local or foreign return, declaration, report, claim for refund or credit, document, or other information or filing (including any schedule or exhibit thereto) that is filed or required to be supplied to any Governmental Body in respect of or relating to any Tax, and any amendment thereof, whether on a consolidated, combined, unitary or separate basis.

            "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of any nature whatsoever, including, without limitation, any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, net worth, franchise, recording, employee's income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, value added, occupancy, registration, customs, recording, gains, alternative or add-on minimum, estimated or other tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of the foregoing (including, without limitation, as a transferee (pursuant to Section 6901 of the Code or otherwise), as a result of Treasury Regulations ss.1.1502-6 or similar provision of applicable law, or as a result of a tax sharing or similar agreement, arrangement or understanding).

            "Third-Party Claim" has the meaning set forth in Section 8.7(c).

                                   ARTICLE II

                      PURCHASE AND SALE OF ASSETS; CLOSING

      Section 2.1 Sale and Transfer of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, all of Seller's right, title and interest in and to all of Seller's property and assets, real, personal or mixed, tangible or intangible, of every kind and description, wherever located, including, but not limited to, the following, but excluding any deferred tax assets and one or more bank accounts to be opened by Seller for the purpose of receiving the Cash Portion (such properties, rights and assets are hereinafter collectively referred to as the "Assets"):

      (a) cash and cash equivalents of Seller;

      (b) all shares of capital stock of each Subsidiary owned by the Seller (the "Shares");

      (c) all Accounts Receivable of Seller;

      (d) all Contracts to which Seller is a party (the "Assigned Contracts");

      (e) all Tangible Property owned or leased by Seller;

      (f) the real property (including buildings, structures and improvements located thereon, fixtures contained therein and appurtenances thereto) leased by Seller;

      (g) all Intellectual Property of the Seller, including, but not limited to, American Benefit Resources, Inc.(TM) and RetireGold(TM);

      (h) all general, financial and personnel records, ledgers, sales invoices, accounts and payable records, files, books and documents, correspondence and other files and records, including customer lists and sales records, of Seller pertaining to the Seller's Business;

      (i) all Permits of Seller (to the extent transferable);

      (j) all business names, including all of Seller's rights to use the name "American Benefit Resources, Inc." and derivations thereof;

      (k) restricted cash held for the benefit of clients for deposit into clients' accounts (the "Restricted Cash");

      (l) all claims against any third party (including, without limitation, the Subsidiaries), whether matured or unmatured, liquidated or unliquidated, direct or contingent, arising out of, resulting from or relating to any occurrence prior to the Closing, including, without limitation, all rights under express or implied warranties and guarantees and other similar contractual rights made by third parties arising out of, resulting from or relating to the Seller's Business or any of the Assets; and

      (m) all other assets and property of Seller of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by Seller on the Closing Date.

      Section 2.2 Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, at the Closing, Buyer shall assume all of the liabilities of Seller, other than the Excluded Liabilities (the "Assumed Liabilities"), including, without limitation, the following Assumed Liabilities:

      (a) the Credit Line, which is to be included in the Assumed Liabilities, but paid by Buyer at Closing pursuant to Section 2.6(a)(iii);

      (b) all other recorded liabilities of the type that would be required to be included on a balance sheet prepared in accordance with GAAP ("GAAP Liabilities"), including the outstanding seller note obligations of Seller (the "Seller Notes"), other than as set forth in Section 2.3(e) below; provided that the amount of such liabilities to be assumed shall not exceed an amount equal to the difference between (x) $7,560,000 and (y) the amounts to be paid by Buyer pursuant to Section 2.6(a)(iii); a schedule of the types of liabilities intended to be covered by this Section 2.2(a) and the amounts as of September 30, 2005 is attached as Schedule 2.2(a) of the Seller's Disclosure Schedule; and

      (c) all liabilities to perform the Assigned Contracts and the ABR Contracts following the Closing.

The Assumed Liabilities shall be the sole responsibility of, and shall be paid, performed and discharged solely by, Buyer.

      Section 2.3 Excluded Liabilities. The Excluded Liabilities shall remain the sole responsibility of, and shall be retained, paid, performed and discharged solely by, Seller. "Excluded Liabilities" shall mean only the following liabilities of Seller:

      (a) the aggregate amount of all liabilities of Seller to IBF, including, without limitation, the liabilities of Seller to IBF (including interest and penalties) set forth in Schedule 2.3(a) of the Seller's Disclosure Schedule, except for liabilities under the Promissory Note, dated August 31, 2005, made by the Seller in favor of IBF in the original principal amount of $350,000 and the Promissory Note, dated September 30, 2005, made by the Seller in favor of IBF in the original principal amount of $377,125 (the "Assumed Notes"); Buyer shall pay to IBF all amounts due from Seller under the Assumed Notes at Closing in accordance with Section 2.6(a)(iii);

      (b) GAAP Liabilities in existence on the Closing Date in excess of the amount assumed pursuant to Section 2.2(b);

      (c) any deferred tax liabilities of the Seller and its Subsidiaries;

      (d) liabilities of Seller and its Subsidiaries under the Credit Line (which shall however be repaid by Buyer at Closing pursuant to Section 2.6(a)(iii));

      (e) the aggregate amount of the installments of the outstanding Seller Notes that have come due in accordance with their terms on or before the Closing in excess of (i) $1,000,000 in the aggregate, minus (ii) the aggregate amount of the Assumed Notes. The term "Seller Notes" includes Seller's deferred consideration obligation payable to Mr. John M. Doyle and Ms. Sheila Barnett pursuant to the Stock Purchase Agreement dated as of June 30, 2003 by and among Investment & Benefit Services, Inc., Mr. Doyle, Ms. Barnett and Doyle-Barnett Associates, Inc. in the amount of $125,000 notwithstanding that such amount is not evidenced by a note; and

      (f) liabilities of Seller under the Employment Agreement dated as of January 1, 2005 between Seller and Mr. Steven M. Salzman (as such contract is not being assigned to, or assumed by, Buyer).

      Section 2.4 Purchase Price; Allocation; Deposit.

      (a) The consideration for the Assets (the "Purchase Price") will consist of the following:

      (i)   $8,000,000 in cash (the "Cash  Portion")  payable in accordance with
            Section 2.6(a) at the Closing;

      (ii) 671,141 shares of common stock, par value $0.001 per share (the "NIM Shares"), of Buyer; and

      (iii) the assumption by Buyer of the Assumed Liabilities.

      (b) The Purchase Price, including the book value of the Assumed Liabilities, shall be allocated by the Seller and the Buyer in the manner set forth on Exhibit 2.4. Each of the Seller and the Buyer agrees to prepare and file their own state, local and foreign income Tax Returns and other filings reflecting the transactions contemplated by this Agreement on a basis consistent with such allocation. In any Action related to the determination of any Tax, neither the Seller nor the Buyer shall contend or represent that such allocation is not a correct allocation.

      (c) Simultaneously with the execution of this Agreement by the Parties, the Buyer shall deliver to the Escrow Agent One Million Dollars ($1,000,000) in cash (the "Deposit"). The Deposit, together with the interest thereon but less any applicable escrow fees and expenses to which Escrow Agent is entitled pursuant to the Deposit Escrow Agreement, shall constitute the "Earnest Money" and shall be held by the Escrow Agent pursuant to the Deposit Escrow Agreement but separate and apart from the Indemnification Escrow Amount and the A/R Escrow Amount. Subject to and in accordance with the terms of the Deposit Escrow Agreement, at the Closing, the Earnest Money shall be distributed to the Seller and applied against the Purchase Price. In the event this Agreement is terminated prior to Closing in accordance with the provisions of Section 9.1(c) of this Agreement, the Earnest Money shall be disbursed to the Seller in accordance with Section 9.2(d) of this Agreement. In the event that this Agreement is terminated prior to Closing for any other reason, the Earnest Money shall be disbursed and/or paid to Buyer in accordance with Section 9.2(f) of this Agreement.

      Section 2.5 Closing; Closing Date. The closing of the Asset Purchase (the "Closing") shall take place at the offices of Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 at 10:00 a.m. local time, on the date that is two Business Days following the date on which the conditions to Closing set forth in
Article VI and Article VII have been satisfied, or such other time or date as the Parties may mutually agree in writing. The date upon which the Closing occurs is referred to as the "Closing Date".

      Section 2.6 Deliveries and Actions at Closing.

      (a) At the Closing, the Buyer shall deliver:

            (i) the Indemnification Escrow Amount to the Escrow Agent, to be held and disbursed in accordance with the terms of the Indemnification Escrow Agreement;

            (ii) the A/R Escrow Amount to the Escrow Agent, to be held and disbursed in accordance with the terms of the A/R Escrow Agreement;

            (iii) on behalf of Seller: (A) to EuroAmerican Investment Corp., the outstanding principal amount ($953,000 as of the date hereof), together with all other amounts due, including without limitation, accrued and unpaid interest through the Closing Date, but excluding prepayment or other penalties or premiums, if any, owed with respect to the Credit Line, except to the extent such amounts have been paid by Seller or IBF prior to the Closing Date, in which case Buyer shall pay such amounts to Seller or IBF as the case may be, by wire transfer of immediately available funds; provided that all payments by the Buyer to the Seller, IBF or EuroAmerican Investment Corp., as the case may be under this clause (A) shall not exceed $1,000,000, (B) to the holders of the Seller Notes, the aggregate amount of the installments of the Seller Notes that have come due in accordance with their terms on or before the Closing and have not been paid by IBF prior to the Closing as set forth on Schedule 2.6(a)(iii) and (C) to IBF, all principal and interest due from Seller to IBF under the Assumed Notes;

            (iv) the excess of the Cash Portion over the sum of the Indemnification Escrow Amount, the A/R Escrow Amount and the Deposit, to Seller in cash, by wire transfer of immediately available funds;

            (v) a release, substantially in the form of Exhibit 2.6(a)(v) hereof, of any and all claims that Buyer has or may have against Seller for liabilities arising prior to the Closing other than the Excluded Liabilities;

            (vi)  certificates representing the NIM Shares;

            (vii) the Assumption Agreement;

            (viii) the Registration Rights Agreement; and

            (ix)  the Put Agreement.

      (b) At the Closing, the Seller shall deliver to the Buyer:

            (i)   the Bill of Sale;

            (ii)  certificates   representing  the  Shares,   duly  endorsed  or
                  accompanied by duly executed stock powers for transfer to Buyer;

            (iii) the Registration Rights Agreement;

            (iv)  the Put Agreement;

            (v)   the Required Consents;

            (vi) resignations of (A) Mr. Ehud Laska as an officer and director of the Seller, (B) Mr. Robert Olson as an officer and director of the Seller and (C) Mr. Steven Salzman as an officer of the Seller;

            (vii) evidence  that each of Messrs.  Laska,  Olson and Salzman have been removed from any bank accounts or lockboxes maintained by the Seller or any Subsidiary to which they are an authorized signatory; and

            (viii) such  instruments of assignment and consents of third parties and Governmental Bodies as shall be required to vest in the Buyer good and marketable title to the Assets, including, without limitation, assignments of the Assigned Contracts.

      (c) On or prior to the Closing Date, the Buyer and the Seller shall enter into the Indemnification Escrow Agreement and the A/R Escrow Agreement with the Escrow Agent. At the Closing, Buyer shall deposit, or cause to be deposited, the Indemnification Escrow Amount and the A/R Escrow Amount with the Escrow Agent in the escrow accounts contemplated by the Indemnification Escrow Agreement and the A/R Escrow Agreement.

      (d) At the Closing, the parties shall deliver such other certificates, instruments or documents as required by Article VI or Article VII or any other provision of this Agreement.

      Section 2.7 Adjustment.

      (a) Net Liabilities Statement. As soon as practicable but in no event later than sixty (60) days after the Closing Date, Buyer shall deliver to Seller a statement (the "Net Liabilities Statement") of the Net Liabilities as of the close of business on the Closing Date without giving effect to any of the transactions contemplated hereby (the "Final Net Liabilities"), together with related supporting schedules, calculations and documentation.

      (b) Dispute. Within thirty (30) days following receipt by Seller of the Net Liabilities Statement, Seller shall deliver written notice (the "Notice of Disagreement") to Buyer of any dispute Seller has with respect to the preparation or content of the Net Liabilities Statement or the Final Net Liabilities reflected therein. The Notice of Disagreement must describe in reasonable detail the items contained in the Net Liabilities Statement that Seller disputes and the basis for any such disputes. If Seller does not notify Buyer of a dispute with respect to the Net Liabilities Statement within such 30-day period, such Net Liabilities Statement and the Final Net Liabilities reflected therein will be final, conclusive and binding on the Parties. In the event a Notice of Disagreement is delivered to Buyer, Buyer and Seller shall negotiate in good faith to resolve such dispute. If Buyer and Seller, notwithstanding such good faith effort, fail to resolve such dispute within fourteen (14) days after Seller advises Buyer of its objections, then Buyer and Seller jointly shall engage the Arbitration Firm to resolve such dispute in accordance with the standards set forth in this Section 2.7(b). Seller and Buyer shall use reasonable efforts to cause the Arbitration Firm to render a written decision resolving the matters submitted to the Arbitration Firm within thirty
(30) days of the making of such submission. The Arbitration Firm shall determine whether and to what extent the Net Liabilities Statement and the Final Net Liabilities reflected therein require adjustment. The Arbitration Firm is not to make any other determination. The Arbitration Firm's decision shall be based solely on written submissions by Seller and Buyer and their respective representatives and not by independent review. The Arbitration Firm shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Judgment may be entered upon the determination of the Arbitration Firm in any court having jurisdiction over the party against which such determination is to be enforced. Buyer and Seller shall share equally the fees and expenses of the Arbitration Firm. All determinations made by the Arbitration Firm will be final, conclusive and binding on the Parties.

      (c) Access.  For  purposes of  complying  with the terms set forth in this
Section 2.7, each Party shall cooperate with and make available to the other Parties and their respective representatives all information, records, data and working papers, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the preparation and analysis of the Net Liabilities Statement and the Final Net Liabilities reflected therein and the resolution of any disputes in connection therewith.

      (d) Adjustment. If Final Net Liabilities (as finally determined pursuant to Section 2.7(a)):

            (i) are greater than $3,660,000 but less than or equal to $3,760,000, Buyer and Seller shall deliver a joint written authorization to the Escrow Agent within two Business Days from the date on which the Final Net Liabilities is finally determined instructing the Escrow Agent to pay to Buyer an amount equal to the amount by which Final Net Liabilities exceeds $3,660,000 out of the Indemnification Escrow Amount; or

            (ii) are greater than $3,760,000, within two Business Days from the date on which the Final Net Liabilities is finally determined, Seller shall pay to Buyer an amount equal to the amount by which the Final Net Liabilities exceed $3,660,000.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

      The Seller represents and warrants to the Buyer as follows:

      Section 3.1 Status and Authority. Seller is a corporation organized and validly existing under the laws of the State of Connecticut and has the power to own, or has a valid leasehold interest in, the Assets. Each Subsidiary is a corporation organized and validly existing under the laws of the jurisdiction of its formation, has the power to conduct its business as presently conducted and owns, or has a valid leasehold interest in, the assets owned by it as reflected in the Financial Statements (the "Subsidiary Assets"). The Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly authorized by its Board of Directors, which constitutes all necessary action on the part of Seller for such authorization.

      Section 3.2 No Conflicts.

      (a) Except as otherwise set forth in this Agreement or in Schedule 3.2(a) to the Seller's Disclosure Schedule, the execution, delivery and performance of this Agreement by the Seller will not result in (i) any conflict with the Organizational Documents of the Seller or any Subsidiary, or (ii) any breach or violation of or default under any Order applicable to Seller or any Subsidiary or any mortgage, agreement, deed of trust, indenture or any other instrument to which the Seller or any Subsidiary is a party or by which the Seller or any Subsidiary or any of the Assets are bound.

      (b) Except as otherwise set forth in this Agreement or in Schedule 3.2(b) to the Seller's Disclosure Schedule, no consent, approval or authorization of or filing with any third party or Governmental Body is required on the part of the Seller or any Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except governmental or regulatory filings, consents or approvals which, if not made or obtained, would not, individually or in the aggregate, have a Material Adverse Effect; provided, that as a condition to closing of the transactions contemplated by this Agreement, the Court Approval shall be required.

      Section 3.3 Title to Assets. Except as set forth in Schedule 3.3 to the Seller's Disclosure Schedule, Seller has, and, at the Closing, will transfer and deliver to the Buyer, good and marketable title to the Assets free and clear of Liens other than such Liens as are set forth in Schedule 3.3 of the Seller's Disclosure Schedule or as described in clauses (A) through (C) of Section 3.7. Upon the consummation of the transactions contemplated hereby, the Buyer will acquire the right to use, and a valid leasehold interest in, all of the Assets consisting of leasehold interests, subject to the terms of such leasehold interests. Except as set forth in Schedule 3.3 to the Seller's Disclosure
Schedule or as described in clauses (A) through (C) of Section 3.7, each Subsidiary has, and, at the Closing, will continue to have, good and marketable title to the Subsidiary Assets owned by it, free and clear of all Liens. Upon the consummation of the transactions contemplated hereby, the Buyer will acquire the right to use, and a valid leasehold interest in, all of the Subsidiary Assets consisting of leasehold interests, subject to the terms of such leasehold interests.

      Section 3.4 Subsidiaries. Schedule 3.4 to the Seller's Disclosure Schedule lists each of the Seller's subsidiaries (each, a "Subsidiary" and together, the "Subsidiaries") and the authorized, issued and outstanding capital stock of each Subsidiary. Except as set forth in Schedule 3.4 to the Seller's Disclosure Schedule, the outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and non-assessable and are owned by the Seller, directly or through one or more Subsidiaries, free and clear of any Liens other than such Liens as are set forth in Schedule 3.4 to the Seller's
Disclosure  Schedule.  Except  as set  forth  in  Schedule  3.4 to the  Seller's
Disclosure Schedule, there are no shares of capital stock or other equity securities of any Subsidiary issued, reserved for issuance or outstanding and no outstanding options, warrants, convertible or exchangeable securities, subscriptions, rights (including any preemptive rights), stock appreciation rights, calls or commitments of any character whatsoever to which the Subsidiaries are a party or may be bound requiring the issuance or sale of shares of any capital stock of the Subsidiaries.

      Section 3.5 Financial Statements. True, correct and complete copies of the Financial Statements are set forth in Schedule 3.5 to the Seller's Disclosure
Schedule.  Except  as  otherwise  set  forth  in  Schedule  3.5 to the  Seller's
Disclosure Schedule, the Financial Statements fairly present in all material respects the financial condition and results of operations of the Seller and its Subsidiaries as of the dates and for the periods indicated. The Financial Statements have been prepared in accordance with GAAP, except as noted therein and subject, in the case of the Seller's Interim Financial Statements, to year-end adjustments and the absence of notes.

      Section 3.6  Absence of  Undisclosed  Liabilities.  Except as set forth in
Schedule 3.6 to the Seller's Disclosure Schedule, (i) as of the date of the balance sheet contained in the Interim Financial Statements, neither Seller nor any Subsidiary had any liabilities of any kind then required by GAAP to be reflected in such balance sheet that were not fully reflected in such balance sheet, and (ii) since the date of such balance sheet, neither Seller nor any Subsidiary has incurred any material liabilities of any kind required by GAAP to be reflected in a balance sheet, other than liabilities incurred in the ordinary course of business consistent with past practice.

      Section 3.7 Properties. Schedule 3.7 to the Seller's Disclosure Schedule lists all items of real property leased by the Seller and its Subsidiaries. No real property is owned by the Seller or any Subsidiary. Except as otherwise set forth in Schedule 3.7 to the Seller's Disclosure Schedule, the Seller and each Subsidiary has (i) valid and subsisting leasehold estates in the real property listed in Schedule 3.7 to the Seller's Disclosure Schedule as leased by it and
(ii) good and valid title to all of its material tangible personal property, which personal property is listed on Schedule 3.7 to the Seller's Disclosure Schedule (except for properties disposed of since such date in the ordinary course of the Seller's Business) in each case subject to no Liens, except (A) Liens specifically identified in the Seller's Disclosure Schedule, (B) Liens for Taxes not due and payable, or which are being contested in good faith by appropriate proceedings and for which adequate reserves are reflected in the Financial Statements and (C) statutory Liens arising in the ordinary course of the Seller's Business and which are not the result of any actual or claimed breach or failure to perform by the Seller or the Subsidiaries.

      Section 3.8 Employees. Seller's Disclosure Schedule lists: (a) the names and titles of all current employees of the Seller and the Subsidiaries, whether such employees are full or part time employees or temporary employees with each of their hourly rates or target salaries (including amounts subject to performance criteria) and the current annual salary and other remuneration payable to each such employee as of the date of this Agreement and (b) the aggregate amount of such remuneration for each such employee for 2004. Except as set forth in Schedule 3.8 to the Seller's Disclosure Schedule, since December 31, 2004, neither the Seller nor any Subsidiary has agreed (whether orally or in writing) to any increase in the compensation or benefits payable to, or otherwise materially modified the terms of employment of, any employee other than in the ordinary course of business. Except as set forth in Schedule 3.8 to the Seller's Disclosure Schedule, all employees of the Seller and the Subsidiaries are "at will" under oral agreement. Except as set forth in Schedule
3.8 to the Seller's Disclosure Schedule, there are no employment agreements, arrangements or understandings by which the Seller or any Subsidiary is bound. Neither the Seller nor any Subsidiary is bound by any union or collective bargaining agreement or other agreement, written or oral, with any trade or labor union, employees' association or similar organization nor is the Seller or any Subsidiary subject to any pending labor dispute or organization activity. Except as set forth in Schedule 3.8 to the Seller's Disclosure Schedule, there are no pending claims or actions which have been asserted, instituted or threatened in writing with respect to workers compensation or asserting employment discrimination, disability, wage and hour, wrongful discharge, harassment, breach of contract, defamation, invasion of privacy, unemployment compensation, employee safety or other similar claims under which the Seller or any Subsidiary may have liability, contingent or otherwise. There are no work stoppages or other labor difficulties relating to the Seller or any Subsidiary. Except as set forth in Schedule 3.8 to the Seller's Disclosure Schedule, no unfair labor practice, wrongful termination, or race, sex, age, disability or other discrimination complaint is pending or threatened in writing against the Seller or any Subsidiary before the National Labor Relations Board, Equal Employment Opportunity Commission or any other Governmental Body, and no grievance is pending.

      Section 3.9 Employee Benefit Plans. Schedule 3.9 to the Seller's Disclosure Schedule lists each of the Seller's and the Subsidiaries' employee pension, profit sharing, deferred compensation, severance, cafeteria, stock option, stock purchase, incentive, golden parachute, bonus, group or individual medical and health benefits, welfare, insurance or other employee benefit plan, program or arrangement (the "Plans") regardless of whether such plan is described in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by the Seller or any Subsidiary on behalf of the employees of the Seller or any Subsidiary. Complete and correct copies of all such Plans have been made available to the Buyer for its review. There is no Plan, nor has the Seller or any Subsidiary at any time within the last five years, maintained, administered, contributed or been required to contribute to any "employee pension benefit plan" as defined in ERISA (including a "multi-employer pension plan", as defined in Section 3(37) of ERISA), which is subject to Title IV of ERISA. Each Plan which is intended to be qualified and tax-exempt under the provisions of the Code has received a favorable determination from the Internal Revenue Service. Each Plan and any related trust agreement has been maintained in compliance with its terms and complies, both as to form and in operation, in all material respects, with the requirements of ERISA and the Code. Neither the Seller nor any Subsidiary has any obligation to make any payment to or with respect to any former employee pursuant to any retiree medical benefit or other Plan. Except as set forth in Schedule 3.9 to the Seller's Disclosure Schedule, no benefit, payment or other entitlement under any Plan, or under any agreement relating to the employment of employees of the Seller or the Subsidiaries, will be established or become accelerated, vested, payable or funded by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in
Schedule 3.9 to the Seller's Disclosure Schedule, there are no Actions pending, or to the knowledge of the Seller, threatened with respect to any Plan or by any Plan beneficiary with respect to any Plan, other than claims for the payment of benefits in the ordinary course of operation of such Plan. To the knowledge of the Seller, no "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) has occurred. There are no unpaid contributions due prior to the date hereof with respect to any Plan that are required to have been made under the terms of any Plan or applicable law.

      Section 3.10 Contracts. Schedule 3.10 to the Seller's Disclosure Schedule lists the Assigned Contracts and all Contracts and commitments of the following types to which any Subsidiary is a party or by which any Subsidiary or any of their properties is bound as of the date hereof (collectively, the "ABR Contracts"): (a) joint venture and partnership agreements, (b) mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit, (c) Contracts with any service provider or client, including, without limitation, agent and broker contracts, (d) Contracts with any broker-dealer, investment advisor, insurance/annuity company or agency or clearing agency, (e) Contracts with any mutual fund, hedge fund or 401(k) service providers, (f) Contracts limiting, restricting or prohibiting any Subsidiary from conducting any business anywhere in the world, (g) employment and consulting agreements and (h) other material agreements, Contracts and commitments which in any case require payment by a Subsidiary after the date hereof of more than $10,000 individually or $50,000 in the aggregate. Complete and correct copies of all such agreements which are in writing have been made available to the Buyer for review.

      Except as set forth on Schedule 3.10 to the Seller's Disclosure Schedule, each Assigned Contract and each ABR Contract: (i) is in full force and effect;
(ii) is a valid and binding obligation of Seller or any Subsidiary party thereto enforceable in accordance with its terms; and (iii) has been entered into on an arm's-length basis in the ordinary course of business and consistent with past practices. Except as set forth on Schedule 3.10 to the Seller's Disclosure Schedule, no consent is required for the assignment of any Assigned Contract to Buyer, and the transactions contemplated hereby will not result in a breach of, default under or termination of any Assigned Contract or ABR Contract, whether on account of a change of control or otherwise. Except as set forth on Schedule
3.10 to the Seller's Disclosure Schedule, there is no default under or material breach by Seller or any Subsidiary (which, with or without the giving of notice or lapse of time or both) would constitute a default under any Assigned Contract or ABR Contract and, to the Seller's knowledge, there is no material default under or breach by any counterparty to any Assigned Contract or ABR Contract.

      Section 3.11 Insurance. Schedule 3.11 to the Seller's Disclosure Schedule lists (i) all insurance policies owned by the Seller and the Subsidiaries and, except as indicated in Schedule 3.11 to the Seller's Disclosure Schedule, all premiums have been paid on such policies, no notice of termination of any of such policies has been received by, or is threatened in writing against, the Seller or any Subsidiary and such policies are in full force and effect; true and correct copies of such policies have been made available to the Buyer for its review and (ii) all claims that have been asserted under such policies since January 1, 2004 and the status of such claims.

      Section 3.12 Governmental Authorizations; Compliance with Law. Except as otherwise set forth in Schedule 3.12 to the Seller's Disclosure Schedule, each of the Seller and each Subsidiary, and each employee of the Seller and to Seller's knowledge, each Subsidiary holds all licenses, Permits and other governmental authorizations that are material to the Seller's Business as presently conducted and neither the Seller nor any Subsidiary, nor to Seller's knowledge, any of their respective employees, is in violation of any Law (including, without limitation, the USA Patriot Act), Order, Permit, concession, franchise or other governmental authorization or approval applicable to it or to any of its material properties, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

      Section 3.13 Litigation; Compliance with Laws. Except as otherwise set forth in Schedule 3.13 to the Seller's Disclosure Schedule, there are no judicial or administrative Actions or investigations pending or threatened in writing before any Governmental Body, and there is no Order outstanding against the Seller or the Subsidiaries, the Seller's Business or the assets of Seller or the Subsidiaries which question the validity of this Agreement or any action taken or to be taken by the Seller in connection herewith. Neither the Seller nor any Subsidiary is in violation of, nor has it violated (i) any Law applicable to the Seller's or such Subsidiary's Business, the assets of the Seller or any Subsidiary or the Seller's, or any Subsidiary's, operations, or
(ii) any Order or similar action of any Governmental Body applicable to the Seller's or such Subsidiary's Business or operations, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect. All governmental approvals necessary for the conduct of the Seller's Business have been duly obtained and are in full force and effect. There are no Actions pending or threatened in writing that could reasonably be expected to result in the revocation, cancellation or suspension of any such governmental approval, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such revocation, cancellation or suspension.

      Section 3.14 Condition of Tangible Personal Property. Except as set forth in Schedule 3.14 to the Seller's Disclosure Schedule, the Seller's and the Subsidiaries' material tangible personal property reasonably required for the continued operation of the Seller's Business on a basis consistent with the past practices of the Seller's Business immediately prior to the Closing is, taken as a whole, in good operating condition and repair adequate for its present use, reasonable wear and tear and routine or scheduled maintenance excepted.

      Section 3.15 Intellectual Property.

      (a) Schedule 3.15 to the Seller's Disclosure Schedule sets forth a list of all trademarks, trade names, service marks, assumed names, and all applications therefor owned, filed or licensed by the Seller or the Subsidiaries and, with respect to registered trademarks, all jurisdictions in which such trademarks are registered.

      (b) As used in this Section 3.15(b), "Intellectual Property" shall mean all intellectual property set forth in the Seller's Disclosure Schedule and all inventions, invention studies (whether patentable or unpatentable), designs, copyrights, trademarks, service marks, trade names, secret formulae, trade secrets, secret processes, computer programs and know-how which are material to the conduct of the business of the Seller and the Subsidiaries, taken as a whole, as of the date hereof. Except as set forth in Schedule 3.15 to the Seller's Disclosure Schedule, (i) the consummation of the transactions contemplated by this Agreement will not impair any right to use any Intellectual Property, (ii) all Intellectual Property owned by the Seller or any Subsidiary is owned by the Seller or such Subsidiary free and clear of all Liens except those described in clauses (A) through (C) of Section 3.7, (iii) the Seller and the Subsidiaries own or have the right to use all of the Intellectual Property and no other person, including, without limitation, any present or former employee of the Seller or any Subsidiary, owns or has a propriety or financial interest, directly or indirectly, in any Intellectual Property, (iv) to the knowledge of the Seller, no claims have been asserted by any Person with respect to the ownership or use by the Seller or the Subsidiaries of the Intellectual Property and (v) to the knowledge of the Seller, neither Seller's nor any Subsidary's use of the Intellectual Property infringes on the rights of any other Person.

      Section 3.16 Taxes.

      (a)  Except  as set  forth on  Schedule  3.16 to the  Seller's  Disclosure
Schedule:

            (i) The Seller and each Subsidiary has duly and timely (A) filed with the appropriate Governmental Body all Tax Returns required to be filed by, including or relating to such reporting entity, its income, operations, payroll and business, with respect to all periods ending on or prior to the date hereof, which Tax Returns are true, correct and complete; and (B) paid the amount of Tax showing as payable on such Tax Returns for all periods ending on or prior to the Closing Date.

            (ii) The Seller and each Subsidiary has duly and timely paid all Taxes due and payable by it on or before the date hereof and properly accrued on the Financial Statements and books and records in accordance with GAAP all Taxes in respect of all periods up to and including the date hereof that are not yet payable.

            (iii) The Seller and each  Subsidiary  has  complied in all material respects with all applicable Legal Requirements, rules, and regulations relating to the collection, withholding and payment of Taxes. No Governmental Body has proposed, asserted or assessed (tentatively or otherwise) any adjustment that could result in an additional Tax for which the Seller or any Subsidiary is or may be liable or which could result in a Lien on any of their respective assets that has not been finally settled and fully paid. There is no pending, proposed or, to the knowledge of the Seller, threatened audit, examination, investigation, dispute, deficiency assessment, refund litigation, claim, or other administrative or judicial proceeding relating to any Tax for which the Seller or any Subsidiary is or may be liable and which could result in a Lien on any of their respective assets.

            (iv) None of the Seller's or any Subsidiary's assets is "tax-exempt use property" or "tax-exempt bond-financed property" within the meaning of Section 168(g) and (h), respectively, of the Code.

            (v) There are no closing agreements within the meaning of Section 7121 of the Code or any similar provision of applicable law, ruling requests, requests to consent to change a method of accounting, Code Section 481 adjustments, subpoenas or requests for information with or by any Governmental Body that could reasonably be expected to affect any Tax for which the Seller or any Subsidiary is or may be liable and which could result in a Lien on any of their respective assets.

            (vi) Schedule 3.16(a)(vi) of the Seller's Disclosure Schedule sets forth a list of each jurisdiction in which the Seller or any Subsidiary files or is presently required to file a Tax Return and the type of Tax Return filed, and except as set forth thereon, no Governmental Body where the Seller or any Subsidiary does not file a Tax Return with respect to a particular Tax has made a claim or assertion that the Seller or such Subsidiary is subject to such Tax in such jurisdiction or is required to file a Tax Return with respect to such Tax in such jurisdiction. Federal Income Tax Returns of the Seller and the Subsidiaries have been audited and the audits thereof completed or the statute of limitations has run for all fiscal years ending on or prior to December 31, 2001.

            (vii) All  applicable  sales  taxes and use taxes due in  connection with the Seller's and any Subsidiary's assets and leased properties (including those set forth on the balance sheets contained in the Financial Statements and those fixed assets or leases acquired from that date through the Closing Date) have been paid in full.

      (b) Schedule 3.16(b) of the Seller's Disclosure Schedule sets forth a list of each state in which the Seller or any Subsidiary conducts business or operations or has employees or assets.

      (c) Neither the Seller nor any Subsidiary has engaged in any transaction that is a "tax shelter" as defined in Section 6111 of the Code.

      Section 3.17 Environmental Matters. The Seller and the Subsidiaries are, and at all times during the last year have been, in compliance with all applicable Environmental Laws, except as would not have a Material Adverse Effect. Neither Seller nor any Subsidiary has received any written notice or Order of any actual or potential violation or failure to comply with Environmental Laws.

      Section 3.18 Permits. Schedule 3.18 to the Seller's Disclosure Schedule lists all Permits possessed by (a) the Seller and the Subsidiaries, and (b) any employees of the Seller and each Subsidiary that are necessary for the operation of the Seller's Business. The Seller and each Subsidiary currently have all Permits necessary or required under applicable Law for the conduct of the Seller's Business except where the failure to have such Permits would not have a Material Adverse Effect. All such Permits, to the extent required for the Seller's Business as currently conducted, are in full force and effect.

      Section 3.19 Absence of Changes. Since December 31, 2004, except as otherwise set forth in this Agreement or reflected in Schedule 3.19 to the Seller's Disclosure Schedule or the Financial Statements, the Seller's Business has been conducted in substantially the same manner in which it previously has been conducted, and the Seller and the Subsidiaries have not:

      (a) purchased or redeemed any shares of capital stock or declared or made any dividend or other distribution in respect of capital stock;

      (b) incurred any material liabilities or obligations, except current liabilities and obligations incurred in the ordinary course of the Seller's Business and advances from Affiliates consistent with past practice;

      (c) mortgaged, pledged or subjected to any Lien any of its properties or assets;

      (d) increased the compensation of any officer or employee, except as consistent with past practice or custom;

      (e) disposed or agreed to dispose of any material properties or assets;

      (f) cancelled, waived or forgiven any debts or claims;

      (g) entered into any transaction other than in the ordinary course of the Seller's Business; or

      (h) repaid any debt other than in the ordinary course of business or prepaid any debt prior to the due date for any such payment.

      Section 3.20 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Seller in such manner as to give rise to any valid claim against the Buyer or the Seller for any brokerage or finder's commission, fee or similar compensation, except for Goldin Associates, L.L.C., whose fees in respect hereof shall be paid by IBF, and for Duncan Capital Group LLC and/or Matthew Smith, whose fees in respect hereof shall be paid by the Buyer.

      Section 3.21 Accounts Receivable. Except as set forth in Schedule 3.21 to the Seller's Disclosure Schedule, the Accounts Receivable reflected in the balance sheet included in the Interim Financial Statements (i) represent bona fide transactions arising in the ordinary course of business and (ii) as of the date hereof, are not more than sixty (60) days past their applicable due date.

      Section 3.22 Computer Software. Schedule 3.22 to the Seller's Disclosure Schedule lists all Systems, specifying hardware and software used in the operation of the Seller's Business. Each of Seller and each Subsidiary has the right to use (by license, lease or other agreement) its Systems and has obtained licenses for all users or appropriate site licenses, as set forth on Schedule
3.15 to the Seller's Disclosure Schedule. The Systems perform in all material respects in accordance with the documentation and written material used in connection therewith, free from any material defects, and the source codes and object codes of the underlying computer software and programs are in machine-readable form and contain all current revisions and modifications, except where the failure to do so would not have a Material Adverse Effect. Seller has taken all appropriate measures to protect the confidential nature of the Systems in accordance with the applicable license, lease or other agreement governing the use of such Systems, except where the failure to do so would not have a Material Adverse Effect.

      Section 3.23 Transactions with Affiliates; No Conflicting Shareholder Interests. Except as set forth in Schedule 3.23 to the Seller's Disclosure Schedule, neither the Seller nor any Subsidiary has had any direct or indirect dealings or engaged in any business transactions with its Affiliates (other than Seller or a Subsidiary). Except as set forth in Schedule 3.23 to the Seller's Disclosure Schedule, neither the Seller nor any Subsidiary has any obligations to or claims against any of its Affiliates (other than Seller or a Subsidiary). In furtherance and not in limitation of the foregoing, except as set forth in
Schedule 3.23 to the Seller's Disclosure Schedule, none of the Subsidiaries (i) owes any indebtedness to any of its officers, directors or employees, or to the Seller (other than accrued salaries or benefits payable in the ordinary course of business); or (ii) has any indebtedness owed to it from any of its officers, directors or employees, or to the Seller, excluding indebtedness for reasonable travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of the Seller and the Subsidiaries and consistent with the Seller's past practices.

      Section 3.24 Books and Records. Except as provided in Schedule 3.24(1), the books and records of the Seller and the Subsidiaries to be transferred to the Buyer hereunder are complete and correct in all material respects and properly and accurately reflect in all material respects all transactions engaged in by the Seller and the Subsidiaries with respect to the Seller's Business and (to the extent that GAAP is applicable thereto) have been maintained in accordance with GAAP applied on a consistent basis.

      Section 3.25 Improper Payments. Neither the Seller nor the Subsidiaries, or any of their respective officers or agents has made any illegal or improper payment to, or provided any illegal or improper benefit or inducement for, any governmental official, customer or other Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to the Seller's Business or to engage in any action by or on behalf of the Seller or any Subsidiary in any way or paid any bribe, payoff, influence payment, kickback or other unlawful payment.

-----------------------
(1) Schedule 3.24 will refer to accrued bonuses

      Section 3.26 Additional  Information  Regarding Banking Matters.  Schedule
3.26 of the Seller's Disclosure Schedule lists (i) all bank accounts and lockboxes maintained by the Seller and the Subsidiaries and all authorized signatories therefor, specifying their respective authority, and contains the terms of such accounts and lockboxes including, but not limited to, notice provisions; and (ii) any open letters of credit and/or pre-arranged wire transfers between the Seller or any Subsidiary, on one hand, and their respective customers, on the other hand.

      Section 3.27 Powers of Attorney. Except as set forth in Schedule 3.27 to the Seller's Disclosure Schedule, no Subsidiary has granted any powers of attorney to any third party that in any way relates to its assets, liabilities or business.

      Section 3.28 Investment Intent. Seller is an "accredited investor" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and is acquiring the NIM Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act, except that the parties acknowledge that Seller may distribute such shares to IBF (and Buyer agrees to register such shares for transfer to IBF provided that in connection with any such proposed transfer, IBF provides a similar representation to Buyer).

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller as follows:

      Section 4.1 Corporate Status and Authority. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the state of Florida, with the power and authority to conduct its business, to own or lease its properties as now conducted, owned or leased, to execute and deliver this Agreement and to perform its obligations hereunder. The Buyer has heretofore made available to the Seller complete and correct copies of its Organizational Documents as currently in effect. The Buyer has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Buyer for such authorization.

      Section 4.2 No Conflicts.

      (a) Except as otherwise set forth in this Agreement, the execution, delivery and performance of this Agreement by the Buyer will not result in (i) any conflict with the Organizational Documents of the Buyer, (ii) any breach or violation of or default under any Order or any mortgage, agreement, deed of trust, indenture or any other instrument by which the Buyer or any of its properties or assets are bound or (iii) the creation or imposition of any Lien thereon.

      (b) Except as otherwise set forth in this Agreement, no consent, approval or authorization of or filing with any Governmental Body is required on the part of the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      Section 4.3 Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of the Buyer in such manner as to give rise to any valid claim against the Buyer or the Seller for any brokerage or finder's commission, fee or similar compensation, except for Duncan Capital Group LLC and/or Matthew Smith, whose fees in respect hereof shall be paid by the Buyer.

      Section 4.4 Investment Intent. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended.

      Section 4.5 Funding. Buyer has the necessary funding to meet all of its obligations under this Agreement and the other agreements contemplated by this Agreement to be entered into by the Buyer at or prior to Closing, including, without limitation, the Purchase Price, any adjustments thereto and all of its fees and expenses in order to consummate the transactions contemplated by this Agreement.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

      Section 5.1 Conduct of Business.

      (a) The Seller agrees that between the date of this Agreement and the Closing Date, except as (i) contemplated by this Agreement, (ii) set forth in the Seller's Disclosure Schedule or (iii) otherwise consented to by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold any such consent), the Seller shall, and shall cause the Subsidiaries to, operate in the ordinary course of business consistent with past practice and in compliance in all material respects with all applicable reporting and other applicable regulatory requirements. Between the date of this Agreement and the Closing Date, the Seller shall not (1) make, or permit any Subsidiary to make, any payments on account of their respective obligations to IBF or (2) increase, or incur any additional indebtedness under, the Credit Line.

      (b) Between the date of this Agreement and the Closing Date, the Seller and IBF shall provide reasonable assistance and cooperation to the Buyer in any negotiations the Buyer may conduct seeking to (i) cause the indebtedness evidenced by the Seller Notes to be subordinated to indebtedness incurred by the Buyer in connection with the transactions contemplated hereby (to the extent the Seller Notes are not already so subordinated), (ii) obtain the agreement of the holders of the Seller Notes to remove any provisions set forth in the Seller Notes that would either (x) accelerate the indebtedness evidenced thereby upon the termination of Mr. Laska's association with, and/or change in control of, the Seller or its Subsidiaries or (y) enable the holders of the Seller Notes to foreclose upon, or otherwise reacquire, all or a portion of the business previously sold by them in consideration for the Seller Notes, (iii) obtain the agreement of the holders of those Seller Notes that have become due prior to the date hereof (and which have not been paid prior to the date hereof) or will become due prior to the Closing Date to extend the date for each such payment to the Closing Date without any requirement of the payment of any fees by the Buyer and provided that such extension shall not result in the declaration of a default or acceleration of any indebtedness under the Seller Notes and (iv) obtain an agreement with the principals of the Los Angeles area administrators ("BPI") to purchase the 20% interest in the entity held by them and to purchase their interest, or the cash flow related to the BPI business, in CIAS (an entity owned by the principals of BPI).

      (c) Between the date of this Agreement and the Closing Date, except as set forth in the Seller's Disclosure Schedule or otherwise agreed by the Buyer (which agrees to respond promptly to any request for such agreement and not to unreasonably withhold any such consent), the Seller shall not, nor permit any Subsidiary to:

            (i)   amend its Organizational Documents;

            (ii) incur any indebtedness for borrowed money, other than from the Seller consistent with past practice;

            (iii) issue,  sell or pledge (A) any shares of capital  stock or any other ownership interests or (B) any securities convertible or exchangeable into, or subscriptions, options, warrants, calls or other similar commitments to acquire, any such capital stock or other ownership interests;

            (iv) declare, set aside or pay any dividend or distribution with respect to any shares of capital stock;

            (v)   sell or convey any of its material assets;

            (vi) (A) adopt, terminate or amend any of its employee benefit plans or (B) grant any material increase (other than increases required by applicable Laws, under any applicable Contracts or consistent with past practice) in the compensation of employees of the Seller or any Subsidiary;

            (vii) amend any existing employment agreement to which the Seller or any Subsidiary is a party;

            (viii) amend or terminate any Assigned Contract, any ABR Contract or any material Contract to which the Seller or any Subsidiary is a party or by which it may be bound; or

            (ix) enter into any agreement, commit or otherwise become obligated to do any of the foregoing.

      (d) Nothing contained in this Agreement shall give the Buyer, directly or indirectly, any right to control or direct the operations of the Seller or the Subsidiaries prior to the Closing.

      Section  5.2  Court  Approval.  The  Seller  shall  use  its  commercially
reasonable   efforts  to  obtain  the  Court  Approval  as  soon  as  reasonably practicable.

      Section 5.3 Restricted Cash. Following the Closing, Buyer shall deposit the Restricted Cash into the appropriate clients' accounts in the ordinary course of business as required by law or in accordance with applicable agreements.

      Section 5.4 Expenses. Except as otherwise specifically provided in this Agreement, the Buyer and the Seller shall bear their respective costs, fees and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all costs, fees and expenses of agents, representatives, counsel and accountants.

      Section 5.5 Publicity. Except as may be required by applicable Laws or the applicable rules of any stock exchange or listing authority, the Parties to this Agreement agree that no public announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by both the Buyer and the Seller. If any public announcement is required by applicable Laws or the applicable rules of any stock exchange or listing authority to be made by any Party to this Agreement, then prior to making such public announcement, such Party will deliver a draft of such public announcement to the other Party and shall afford the other party a reasonable opportunity to comment thereon.

      Section 5.6 Preservation of Records. The Buyer shall preserve and keep records held by the Seller and each Subsidiary relating to the Seller for a period of seven years from the Closing Date, during which time the Buyer shall make such records available to the Seller as the Seller may reasonably require, at the Seller's cost and expense to the extent Seller requests that copies be made thereof, including without limitation for purposes of Seller's preparation of tax returns and its liquidation and winding-up and at the expiration of such period, will make such documents available to Seller for copying.

      Section 5.7 Further Assurances. Subject to the terms and conditions of this Agreement, each of the Parties to this Agreement agrees to use its reasonable efforts to take or cause to be taken all action, and to do or cause to be done all things, reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement promptly, including: (a) with respect to each party, contesting any Actions brought against such party relating to the transactions contemplated hereby; and (b) executing any additional instruments necessary to consummate the transactions contemplated hereby.

      Section 5.8 Assignment of Assigned Contracts. To the extent that the assignment hereunder of the rights and obligations of the Seller under the Assigned Contracts, or any Contract assumed by Buyer hereunder to which a Subsidiary is a party, shall require the consent of any other Person (or in the event that any of the same shall be non-assignable), neither this Agreement nor any actions taken hereunder shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, the Seller and the Buyer shall use commercially reasonable efforts to obtain the consent of such other Person to an assignment to the Buyer. If such consent is not obtained, the Seller shall cooperate with the Buyer in a reasonable arrangement designed to provide the Buyer with the benefits and burdens of any such Assigned Contracts, including appointing the Buyer to act as Seller's agent or subcontractor to perform all of the Seller's obligations under such Assigned Contracts and to enforce, for the account and benefit of the Buyer, any and all rights of the Seller against any other Person arising out of the breach or cancellation of such Assigned Contracts by such other Person or otherwise (any and all of which arrangements shall constitute, as between the parties hereto, a deemed assignment or transfer).

      Section 5.9 Required Consents. The Seller shall use commercially reasonable efforts to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Body or any third-party required to be obtained by Seller in connection with the transactions contemplated by this Agreement (including, without limitation, the Court Approval and any third party consent required to effect the assignment of the Assigned Contracts to the Buyer) (the "Required Consents"), which Required Consents are set forth in
Schedule 5.9 to the Seller's Disclosure Schedule.

      Section 5.10 Name Change. The Seller shall, promptly after the Closing Date, amend its Organizational Documents to change its name to a name not similar to American Benefit Resources, Inc.

      Section 5.11 Deposit Escrow Agreement. Simultaneously with execution and delivery of this Agreement, the Buyer, the Seller and the Escrow Agent shall enter into the Deposit Escrow Agreement substantially in the form and on the terms of Exhibit 5.11.

      Section 5.12 Employment Agreements. At the Closing, the Buyer and Mr. Ehud
D. Laska shall enter into an Employment Agreement reflecting the Term Sheet attached as Exhibit 5.12.

      Section 5.13 Indemnification Escrow Agreement. On the Closing Date, the Buyer, the Seller and the Escrow Agent shall enter into the Indemnification Escrow Agreement substantially in the form and on the terms of Exhibit 5.13 (the "Indemnification Escrow Agreement").

      Section 5.14 A/R Escrow Agreement. On the Closing Date, the Buyer, the Seller and the Escrow Agent shall enter into the A/R Escrow Agreement substantially in the form and on the terms of Exhibit 5.14 (the "A/R Escrow Agreement").

      Section 5.15 Assumption Agreement. On the Closing Date, the Buyer and the Seller shall enter into the Assumption Agreement substantially in the form and on the terms of Exhibit 5.15 (the "Assumption Agreement").

      Section 5.16 Registration Rights Agreement. On the Closing Date, the Buyer, the Seller and Arthur J. Steinberg, as Manager of IBF, shall enter into the Registration Rights Agreement substantially in the form and on the terms of
Exhibit 5.16 (the "Registration Rights Agreement").

      Section 5.17 Put Agreement. On the Closing Date, the Seller, IBF, DCI Master LDC and Duncan Capital Group LLC shall enter into the Put Agreement substantially in the form and on the terms of Exhibit 5.17 (the "Put Agreement").

      Section 5.18 A/R Collections.

      (a) In accordance with the A/R Escrow Agreement, (i) to the extent Buyer collects amounts in respect of Overdue A/R within ninety (90) days after the end of the month following the Closing (the "A/R Collection Period") (determined using the first-in, first-out method and regardless of whether payments are identified by the payor as applicable to a particular invoice), Buyer shall instruct the Escrow Agent to release to Seller from the A/R Escrow Amount an amount equal to the amount collected and (ii) upon the expiration of the A/R Collection Period (x) Seller shall instruct the Escrow Agent to release the balance of the A/R Escrow Amount to Buyer and (y) Buyer shall (A) assign any then remaining uncollected Overdue A/R to Seller, (B) provide Seller with copies of all documentation related to the remaining uncollected Overdue A/R and (C) provide reasonable cooperation with Seller in its efforts to collect such uncollected Overdue A/R.

      (b) Following the expiration of the A/R Collection Period, to the extent that Buyer collects any amounts from a payor in respect of which there remains Overdue A/R (determined using the first-in, first-out method and regardless of whether payments are identified by the payor as applicable to a particular invoice), Buyer shall promptly remit an amount equal to such amount collected to Seller in respect of such Overdue A/R. Within ten (10) Business Days following the end of each quarter ending during the two year period following the Closing Date, Buyer shall deliver to Seller a statement detailing the amount of Overdue A/R collected by it during such quarter.

      Section 5.19 No Negotiation. Until such time as this Agreement shall be terminated pursuant to Section 9.1, the Seller shall not directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from, any Person (other than the Buyer) relating to any business combination transaction involving Seller, including the merger or consolidation of the Seller or the sale of Seller's Business or any of the Assets (other than in the ordinary course of business).

      Section 5.20 Notice of Events. (a) During the period from the date hereof to the Closing Date or the earlier termination of this Agreement, the Buyer shall promptly notify the Seller in writing if the Buyer becomes aware of (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties had any such representation or warranty been made as of the time of the Buyer's discovery of such event, fact or condition and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

      (b) During the period prior to the Closing Date or the earlier termination of this Agreement, the Seller shall promptly notify the Buyer in writing if the Seller becomes aware of (i) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause or constitute a breach of any of its representations or warranties contained herein had such representation or warranty been made as of the time of the Company's discovery of such event, fact or condition and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. Should any such event, fact or condition require any change to the Seller's Disclosure Schedule, the Seller shall promptly deliver to the Buyer a supplement to the Seller's Disclosure Schedule specifying such change.

      (c) In the event that the Seller delivers one or more supplements to the Seller's Disclosure Schedule pursuant to Section 5.20(b) that reflects any events, facts or conditions which, individually or in the aggregate, would cause the conditions set forth in Sections 6.3 or 6.4 not to be satisfied and the Buyer does not exercise its right to terminate this Agreement on the basis of such supplements to the Seller's Disclosure Schedule, within ten (10) Business Days of the Buyer's receipt of such supplements to the Seller's Disclosure Schedule, the Buyer will be deemed to have accepted such supplemented Seller's Disclosure Schedule, the delivery of any such supplement will be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such event, fact or condition and, from and after the Closing Date, no Buyer Indemnitee will have any claim for indemnification for any such events, facts or conditions.

      Section 5.21 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Buyer when due, and the Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees.

      Section 5.22 Buyer's Investigation. Seller shall give Buyer and Buyer's officers, employees, legal counsel, accountants and other representatives reasonable on-site access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents of the Seller and the Subsidiaries relating to the Seller's Business, and shall permit them to consult with the officers, employees, accountants, legal counsel and agents of the Seller and the Subsidiaries for the purpose of making such investigation as the Buyer shall reasonably consider appropriate. Prior to the Closing, the Seller shall, and shall cause the Subsidiaries to, furnish to the Buyer all such documents and copies of documents and records and information which relate to the Seller's Business and copies of any working papers relating thereto as the Buyer shall from time to time reasonably request.

      Section 5.23 Payoff Letters. Prior to the Closing Date, Seller shall provide Buyer with appropriate payoff letters and forms of Lien releases with respect to the indebtedness of the Seller and the Subsidiaries under the Credit Line or to IBF.

      Section 5.24 Tax Matters.

      (a) The Seller and each Subsidiary shall:

            (i) duly and timely file or cause to be filed all Tax Returns required to be filed by, including or relating to the Seller or such Subsidiary for all periods through and including the Closing Date, which Tax Returns shall be true, correct and complete;

            (ii) duly and timely pay or cause to be paid all Taxes that are required to be paid on or before the Closing Date or which relate to periods ending on or before the Closing Date, and shall properly accrue on its Financial Statements and books and records in accordance with GAAP for the payment of any Taxes that are not yet payable; and

            (iii) comply in all material  respects  with all Legal  Requirements
                  and  all  other   rules  and   regulations   relating  to  the
                  collection, withholding and payment of Taxes.

      (b) The Seller shall give the Buyer a copy of each Tax Return referred to in this Section 5.24, together with all related work papers, for its review at least fifteen (15) Business Days in the case of an Income Tax Return and at least five (5) Business Days in the case of any other Tax Return prior to filing such Tax Return. The Buyer's receipt of any Tax Return, review and comments thereon shall not waive any right the Buyer or its Affiliates may have under this Agreement.

                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                              OF THE BUYER TO CLOSE

            The obligation of the Buyer to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

      Section 6.1 No Orders. No Order shall have been issued by any Governmental Body to restrain or prohibit the consummation of the transactions contemplated hereby.

      Section 6.2 Court Approval. The Court Approval shall have been obtained.

      Section 6.3 Representations and Warranties. The representations and warranties of the Seller in this Agreement which are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representation and warranties shall be true and correct as of such date) and all other representations and warranties of the Seller in this Agreement shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date (except for representations and warranties expressly stated to relate to a specific date, in which case such representations and warranties shall be true and correct as of such date); provided that this condition shall be deemed to be satisfied unless any failure of any such representation or warranty to be true and correct has a Material Adverse Effect, either alone or when taken in the aggregate with other breaches of any such representations and warranties.

      Section 6.4 Performance. The Seller shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Seller at or prior to the Closing.

      Section 6.5 Indemnification Escrow Agreement. The Seller shall have duly executed and delivered the Indemnification Escrow Agreement.

      Section 6.6 A/R Escrow Agreement. The Seller shall have duly executed and delivered the A/R Escrow Agreement.

      Section 6.7 Bill of Sale. The Seller shall have duly executed and delivered a Bill of Sale substantially in the form attached hereto as Exhibit
6.7 (the "Bill of Sale").

      Section 6.8 Assignment of Trademarks. The Seller shall have duly executed and delivered an Assignment of Trademarks substantially in the form attached hereto as Exhibit 6.8.

      Section 6.9 Required Consents. The Required Consents shall have been obtained.

      Section 6.10 Arrangements with Holders of Seller Notes.

      (a) Mr. Robert I. Bostian, Jr. and Mr. Joseph J. McGarry shall have entered into an agreement pursuant to which all amounts owing to Messrs. Bostian and McGarry and BMI Realty Associates shall be deemed fully paid in exchange for a cash payment of $534,000 and a promissory note in the amount of $117,000, including, without limitation, the Seller Note which is to be repaid in accordance with Section 2.6(a)(iii), and Messrs. Bostian and McGarry shall deliver to Buyer the stock certificates of Benefit Management, Inc. that were pledged to them.

      (b) Mr. John M. Doyle and Ms. Sheila Barnett will have delivered an estoppel letter stating that following the Closing, their only remaining claim relates to accounts receivable in the amount of approximately $154,192.

      Section 6.11 No Material Adverse Effect. Since the date of this Agreement, there shall not have been a Material Adverse Effect.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                             OF THE SELLER TO CLOSE

            The obligation of the Seller to consummate the transactions contemplated hereby at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Seller:

      Section 7.1 No Orders. No Order shall have been issued by any Governmental Body to restrain or prohibit the consummation of the transactions contemplated hereby.

      Section 7.2 Court Approval. The Court Approval shall have been obtained.

      Section 7.3 Representations and Warranties. The representations and warranties of Buyer in this Agreement which are qualified as to materiality must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date, and all other representations and warranties of Buyer in this Agreement must have been accurate in all respects as of the date hereof and as of the Closing Date as though made at and as of the Closing Date.

      Section 7.4 Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by Buyer at or prior to the Closing Date.

      Section 7.5 Indemnification Escrow Agreement. The Buyer shall have duly executed and delivered the Indemnification Escrow Agreement.

      Section 7.6 A/R Escrow Agreement. The Buyer shall have duly executed and delivered the A/R Escrow Agreement.

      Section 7.7 Assumption Agreement. The Buyer shall have duly executed and delivered the Assumption Agreement.

      Section 7.8 Registration Rights Agreement. The Buyer shall have duly executed and delivered the Registration Rights Agreement.

      Section 7.9 Put Agreement. Each of DCI Master LDC and Duncan Capital Group LLC shall have duly executed and delivered the Put Agreement.

      Section 7.10 Required Consents. The Required Consents shall have been obtained.

      Section 7.11 Laska Contract. The Buyer shall have performed its covenant set forth in Section 5.12 and Mr. Laska shall have executed and delivered a release in favor of the Seller against any liability to Mr. Laska under his current employment agreement.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

      Section 8.1 Survival. The representations, warranties, covenants and agreements of the Seller, on the one hand, and the Buyer, on the other hand, contained in this Agreement and the certificates delivered pursuant to this Agreement will survive the Closing Date until the first anniversary of the Closing Date, at which point such representations, warranties, covenants and agreements and any claim for indemnification on account thereof will terminate.

      Section 8.2 Indemnification of Buyer Indemnitees. Subject to Section 8.1, this Section 8.2 and Sections 8.5 and 8.7, from and after the Closing Date, the Seller will indemnify and hold harmless the Buyer and its successors and permitted assigns, and the officers, employees, directors and stockholders of the Buyer and their respective heirs and personal representatives (collectively, the "Buyer Indemnitees"), solely out of the Indemnification Escrow Amount and subject to the terms of the Escrow Agreement, for the amount of any and all out-of-pocket losses, costs, damages, claims, fines, penalties, expenses (including reasonable fees and expenses of outside attorneys), reasonable costs of investigation (including reasonable fees and expenses of outside accountants, consultants and experts reasonably engaged), amounts paid in settlement, court costs, and other expenses of litigation but excluding any and all internal costs and expenses incurred by any party entitled to indemnification under this
Article VIII (collectively, "Damages") actually incurred by a Buyer Indemnitee arising out of (i) any breach of any representation or warranty of the Seller contained in Article III of this Agreement or (ii) any breach by the Seller of any of its covenants or agreements contained in this Agreement that survive the Closing Date.

      Section 8.3 Indemnification of Seller Indemnitees. From and after the Closing Date, the Buyer will indemnify and hold harmless the Seller and its respective successors and permitted assigns, and the officers, employees, directors and stockholders of the Seller and its respective heirs and personal representatives (collectively, the "Seller Indemnitees") for, and will pay to the Seller Indemnitees the amount of, any Damages actually incurred by a Seller Indemnitee arising out of (a) any breach of any representation or warranty of the Buyer contained in this Agreement, (b) any breach by the Buyer of any of its covenants or agreements contained in this Agreement or any certificate delivered pursuant to this Agreement that survive the Closing Date, (c) Buyer's failure to pay, discharge or perform any of its liabilities or obligations constituting or with respect to the Assumed Liabilities or (d) Buyer's operation of the Seller's Business and use of the Assets after the Closing.

      Section 8.4 Exclusive Remedy. The Parties agree that, from and after the Closing Date, the exclusive remedies of the Parties for any Damages arising out of or based upon the matters set forth in this Agreement are the indemnification obligations of the Parties set forth in this Article VIII.

      Section  8.5  Limitations  on   Indemnification   of  Buyer   Indemnitees.
Notwithstanding anything herein to the contrary, the right of the Buyer Indemnitees to indemnification under this Article VIII is limited as follows:

      (a) The Buyer Indemnitees will not be entitled to indemnification with respect to the matters described in Section 8.2 for any Damages until the total of all such Damages suffered by the Buyer Indemnitees exceeds the sum of One Hundred Thousand Dollars ($100,000) (the "Basket"), in which event the Buyer Indemnitees will be entitled to indemnification from the Indemnification Escrow Amount for all Damages in excess of the Basket.

      (b) All  claims  for  Damages  made by any Buyer  Indemnitee  pursuant  to
Section 8.2 shall be satisfied solely out of the Indemnification Escrow Amount, subject to the terms of the Escrow Agreement. In no event shall the Seller be liable for Damages pursuant to this Article VIII in excess of the Indemnification Escrow Amount.

      (c) The Buyer Indemnitees'  right to  indemnification  pursuant to Section
8.2 on account of any Damages shall be reduced by all insurance or other third party indemnification proceeds actually received by the Buyer Indemnitees. The Buyer shall use commercially reasonable efforts to claim and recover any Damages suffered by the Buyer Indemnitees under any such insurance policies or other third party indemnities; provided that the Buyer shall not be required to initiate any Action or expend any material amounts in connection therewith.

      (d) Except with respect to Damages actually awarded to a third party in an action brought against a Buyer Indemnitee, the Buyer Indemnitees shall not be entitled to indemnification pursuant to Section 8.2 hereof for punitive damages, or for lost profits, consequential, incidental, exemplary or special damages.

      Section 8.6 Limitations on Indemnification of Seller Indemnitees. The Seller Indemnitees will not be entitled to indemnification pursuant to Section
8.3 hereof for any Damages until the total of all such Damages suffered by the Seller Indemnitees exceeds the sum of One Hundred Thousand Dollars ($100,000), in which event the Seller Indemnitees will be entitled to indemnification for all Damages in excess of One Hundred Thousand Dollars ($100,000) and up to a maximum of Eight Hundred Thousand Dollars ($800,000).

      (a) The Seller  Indemnitees' right to indemnification  pursuant to Section
8.3 on account of any Damages shall be reduced by all insurance or other third party indemnification proceeds actually received by the Seller Indemnitees. The Seller shall use commercially reasonable efforts to claim and recover any Damages suffered by the Seller Indemnitees under any such insurance policies or other third party indemnities.

      (b) Except with respect to Damages actually awarded to a third party in an action brought against a Seller Indemnitee, the Seller Indemnitees shall not be entitled to indemnification pursuant to Section 8.3 hereof for punitive damages, or for lost profits, consequential, exemplary or special damages.

      Section 8.7 Procedures. The following procedures shall apply to all claims for indemnification pursuant to this Article VIII:

      (a) Notice of Damages by Seller Indemnitee. As soon as is reasonably practicable after a Seller Indemnitee obtains knowledge of any Damages, the Seller shall give written notice of such Damages (a "Claims Notice") to the Buyer describing the Damages in reasonable detail, and indicate the amount (estimated, if necessary and to the extent feasible) of the Damages that has been or may be suffered by the applicable Seller Indemnitee. No delay in or failure to give a Claims Notice by the Seller to the Buyer pursuant to this
Section 8.7(a) will adversely affect any of the other rights or remedies that the Seller has under this Agreement, or alter or relieve the Buyer of its obligation to indemnify the applicable Seller Indemnitee except to the extent that it is materially prejudiced thereby.

      (b) Notice of Damages by Buyer Indemnitee.

            (i) Claims for Damages. Subject to the limitations set forth in this Article VIII, if any Buyer Indemnitee believes in good faith that it has a claim for indemnification from the
                  Indemnification Escrow Amount (an "Escrow Claim"), the Buyer shall, as soon as it is reasonably practical after it becomes aware of such Escrow Claim, notify the Seller and the Escrow Agent of such Escrow Claim by means of a written notice specifying the nature, circumstances and amount of such Escrow Claim accompanied by an affidavit of the Chief Executive Officer or Chief Financial Officer of the Buyer setting forth with reasonable particularity the underlying facts actually known or in good faith believed by the affiant to exist sufficient to establish, as of the date of such affidavit, the basis for the Escrow Claim and setting forth the Buyer's good faith calculation of the Damages incurred by the applicable Buyer Indemnitee with respect thereto, and including copies of all written documentation in the possession of the Buyer Indemnitees relating to the circumstances or events giving rise to such Escrow Claim (an "Escrow Claim Notice" and, together with a Claims Notice, a "Notice"). The failure by the Buyer to promptly deliver an Escrow Claim Notice under this
                  Section 8.7(b)(i) will not adversely affect the applicable Buyer Indemnitee's right to indemnification from the Indemnification Escrow Amount except to the extent the Seller is materially prejudiced thereby. If, by 5:00 p.m. New York time on the 30th day following receipt by the Seller of an Escrow Claim Notice (the "Dispute Period"), the Buyer and the Escrow Agent have not received from the Seller notice in writing that the Seller objects to the Escrow Claim (or the amount of Damages set forth therein) asserted in such Escrow Claim Notice (a "Dispute Notice"), the Escrow Agent shall pay to the Buyer from the Indemnification Escrow Amount the amount of Damages specified in the Claim Notice subject to the limitations contained in this Article VIII.

            (ii) Disputes. If the Seller delivers a Dispute Notice to the Buyer within the Dispute Period, the Buyer and the Seller shall promptly meet and use their reasonable efforts to settle the dispute as to whether and to what extent the Buyer Indemnitees are entitled to indemnification on account of such Escrow Claim. If the Buyer and the Seller are able to reach agreement within 30 days after the Buyer receives such Dispute Notice, the Buyer and the Seller shall deliver a joint written instruction to the Escrow Agent setting forth such agreement and instructing the Escrow Agent to release funds from the Indemnification Escrow Amount subject to the limitations contained in this Article VIII. If the Buyer and the Seller are unable to reach agreement within 30 days after the Buyer receives such Dispute Notice, then the dispute may be submitted to a court of competent jurisdiction by either the Buyer or the Seller. For all purposes of this Article VIII, the Buyer and the Seller shall cooperate with and make available to the other party and its representatives all information, records and data, and shall permit reasonable access to its facilities and personnel, as may be reasonably required in connection with the resolution of such disputes.

      (c) Opportunity to Defend Third Party Claims. In the event of any claim by a third party against any Buyer Indemnitee or Seller Indemnitee for which indemnification is available under this Article VIII (whether pursuant to a lawsuit, other legal action or otherwise, a "Third Party Claim"), the party against whom indemnification or reimbursement, as applicable, may be sought hereunder (the "Indemnifying Party") shall be entitled and, if it so elects, shall (subject to Section 8.7(d)) be obligated at its own cost and expense (which shall not be reimbursed to the Seller from the Indemnification Escrow Account if the Seller is the Indemnifying Party), (i) to take control of the defense and investigation of such Third Party Claim and (ii) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the party seeking indemnification or reimbursement, as applicable, hereunder (the
"Indemnified Party") to handle and defend such Third Party Claim, and the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed; provided that such consent shall not be required if the Indemnified Party is released from any further liability or obligation as a condition to such settlement; provided, however, if the Indemnifying Party controlling the defense of a Third Party claim is the Seller, the consent of the Indemnified Party shall not be necessary in connection with any compromise or settlement of such Third Party Claim that solely involves the payment of monetary damages not exceeding an amount equal to the then remaining portion of the Indemnification Escrow Amount minus the sum of all Damages claimed under then pending (but unresolved) Escrow Claims Notices. In the event the Indemnifying Party elects to assume control of the defense and investigation of such Third Party Claim in accordance with this Section 8.7(c), the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third Party Claim, provided that if the named Persons to a lawsuit or other legal action include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall be entitled, at the Indemnifying Party's cost, risk and expense (which shall not be reimbursed to the Seller from the Indemnification Escrow Account if the Seller is the Indemnifying Party), to retain one firm of separate counsel of its own choosing (along with any required local counsel). If the Indemnifying Party fails to assume the defense of such Third Party Claim in accordance with this Section 8.7(c) within 14 days after delivery of the Claim Notice in connection with such Third Party Claim, the Indemnified Party against which such Third Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise and settlement of such Third Party Claim, and the Indemnifying Party shall be liable for the costs of such defense and any resulting settlement of such Third Party Claim and for any final judgment with respect thereto (subject to any right of appeal), if any, but only to the extent otherwise provided in this Agreement (including Sections 8.5 and 8.6 hereof), which shall be reimbursed to the Buyer from the Indemnification Escrow Account at the Buyer's option, to the extent that funds remain in such account after the payment of any Damages relating thereto, if the Buyer is the Indemnified Party. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.

      (d) Notwithstanding anything set forth herein to the contrary, if the Indemnifying Party controlling the defense of a Third Party Claim is the Seller, the Seller's costs and expenses incurred in connection with such defense shall not be reimbursed to the Seller from the Indemnification Escrow Amount.

      Section 8.8 Adjustment to Purchase Price. The Buyer and the Seller agree that any payments made from the Indemnification Escrow Amount pursuant to this
Article VIII shall be treated as an adjustment to the Purchase Price for all purposes and shall prepare and file their Tax Returns and other filings in a manner consistent therewith.

                                   ARTICLE IX

                                   TERMINATION

      Section 9.1 Termination. This Agreement may not be terminated prior to the Closing, except:

      (a) by mutual agreement of the Buyer and the Seller;

      (b) at the election of the Buyer, if the Seller has breached any of its material obligations contained in this Agreement, which breach has not been cured by the Seller within 30 days after the Seller's receipt of written notice of such breach from the Buyer;

      (c) at the election of the Seller, if the Buyer has breached any of its material obligations contained in this Agreement, which breach has not been cured by the Buyer within 30 days after the Buyer's receipt of written notice of such breach from the Seller;

      (d) at the election of either the Buyer or the Seller upon prior written notice, if any Governmental Body shall have issued an Order or taken any other final action restraining or prohibiting consummation of the transactions contemplated hereby and such Order is or shall have become non-appealable;

      (e) at the election of either the Buyer or the Seller upon prior written notice, if any of the conditions set forth in Article VI or Article VII, respectively, has not been fulfilled as of the close of business on December 1, 2005; provided, however, that the party whose conduct substantially results in the failure of such condition to be fulfilled may not be the terminating party; or

      (f) at the election of either the Buyer or the Seller, to be exercised no later than 5:00 p.m. New York City time on November 4, 2005, if the holders of the National Associates, Inc., N.W. Seller Note shall not by 5:00 p.m. New York City time on November 4, 2005 have delivered an estoppel letter to the effect that such Seller Note is not in default and a subordination agreement in favor of the Buyer's lender in a form reasonably satisfactory to Buyer.

      Section 9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1 and the transactions contemplated hereby are not consummated, then:

      (a) this Agreement shall become null and void and have no further force or effect, except that any such termination shall be without prejudice to the rights of any party on account of the non-satisfaction of the conditions set forth in Articles VI and VII resulting from the intentional or willful breach or violation of the covenants or agreements of another party under this Agreement;

      (b) notwithstanding anything in this Agreement to the contrary, the provisions of Section 5.4, Section 5.5, this Section 9.2 and Article X shall survive any termination of this Agreement;

      (c) the Buyer shall promptly return to the Seller all books and records and all other information furnished by the Seller, its agents, employees or representatives (including all copies, if any) and shall not use or disclose the information contained in such books and records for any purpose or make such information available to any other Person;

      (d) in the event this  Agreement is terminated  by the Seller  pursuant to
Section 9.1(c) above, then the Seller shall be entitled to receive the Earnest Money from the Escrow Agent;

      (e) The Parties agree that the amount of actual damages which the Seller would suffer as a result of Buyer's material breach of any of its material obligations contained in this Agreement resulting in Seller's termination of this Agreement pursuant to Section 9.1(c) of this Agreement would be extremely difficult to determine, and have agreed that the amount of the Earnest Money is a reasonable estimate of Seller's damages and is intended to constitute a fixed amount of liquidated damages in lieu of other remedies available to Seller in respect of such breach and is not intended to constitute a penalty. Accordingly, upon the full and complete payment of the Earnest Money to Seller following a termination of this Agreement pursuant to Section 9.1(c), Buyer will be discharged from any further obligations and liabilities to Seller under this Agreement; and

      (f) If this Agreement is terminated by either Party other than pursuant to
Section 9.1(c), the Earnest Money will be disbursed by the Escrow Agent to Buyer from the escrow account established pursuant to the Deposit Escrow Agreement, subject to and in accordance with the terms of the Deposit Escrow Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

      (a) Any legal Action brought by any Party or any of its Affiliates arising out of or based upon this Agreement shall only be instituted in any federal or state court in New York County, New York, and each party waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such Action.

      (b) Any and all service of process and any other notice in any such claim shall be effective against any party to this Agreement if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as provided in Section 10.2. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law.

      (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY.

      (d) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVER IN SECTION 10.1(c), (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND
(iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, AGREEMENTS AND CERTIFICATIONS IN SECTION 10.1(c) AND THIS SECTION 10.1(d).

      Section 10.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) on the day of delivery if delivered in person, or if delivered by facsimile upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized express courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated by notice given in accordance with this Section 10.2 by the party to receive such notice:

(a) if to the Buyer, to:

                           National Investment Managers Inc.
                           830 Third Avenue, 14th Floor
                           New York, NY 10022
                           Attention:   Richard E. Stierwalt
                           Facsimile:   (212) 581-7010

                           with a copy to:

                           Cohen Tauber Spievack & Wagner LLP
                           420 Lexington Ave, Suite 2400,
                           New York, NY 10170
                           Attention:   Adam Stein, Esq.
                           Facsimile:   (212) 586-5095

(b) if to the Seller, to:

                           American Benefit Resources, Inc.
                           81 Main Street, Suite 501
                           White Plains, NY  10601
                           Attention:   Chief Executive Officer
                           Facsimile:   (914) 328-6678

                           with copies to:

                           IBF Fund Liquidating, LLC
                           c/o Kaye Scholer LLP
                           425 Park Avenue
                           New York, NY  10022
                           Attention:   Arthur J. Steinberg, Esq., Manager
                           Facsimile:   (212) 836-8564

                           and

                           Kaye Scholer LLP
                           425 Park Avenue
                           New York, NY  10022
                           Attention:   Emanuel S. Cherney, Esq.
                           Facsimile:   (212) 836-7152

      Section 10.3 Entire Agreement. This Agreement, together with the Confidentiality Agreement and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby, contain the entire agreement among the Parties with respect to the Asset Purchase and supersede all prior agreements, written or oral, with respect thereto.

      Section 10.4 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Buyer and the Seller or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      Section 10.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws rules thereof that might indicate the application of the laws of any other jurisdiction.

      Section 10.6 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not assignable by any Party without the prior written consent of the other party; provided that (i) Buyer may assign its rights hereunder (but not its obligations) to any Person providing financing to Buyer in connection with the transactions contemplated hereby; and (ii) prior to the Closing, Buyer may designate certain of its Affiliates or subsidiaries as the transferee of the Assets to be acquired hereunder; provided that no such designation or transfer shall relieve Buyer of any of its obligations hereunder.

      Section 10.7 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation." Any reference in this Agreement to "Dollars" or "$" shall mean U.S. dollars.

      Section 10.8 Articles and Sections. All references herein to Articles and Sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. The Article and Section headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

      Section 10.9 Interpretation. The Parties acknowledge and agree that (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties, regardless of which party was generally responsible for the preparation of this Agreement.

      Section 10.10 Severability of Provisions. If any provision or any portion of any provision of this Agreement shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement shall not be affected thereby. If the application of any provision or any portion of any provision of this Agreement to any Person or circumstance shall be held invalid or unenforceable, the application of such provision or portion of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

      Section 10.11 No Third Party Beneficiaries. Except as provided in Article VIII with respect to the indemnification of the Buyer Indemnitees and Seller Indemnitees, no provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto.

      Section 10.12 Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties hereto.

      Section 10.13 Further Assurances. From time to time after the Closing Date, at the request of the other Party hereto and at the expense of the Party so requesting, the Parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting Party may reasonably request in order to consummate the transactions contemplated hereby.

      Section 10.14 Exhibits and Schedules. Any matter, information or item disclosed in the Seller's Disclosure Schedule or in any of the Schedules attached hereto, under any specific representation or warranty or section number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation or warranty in this Agreement in respect of which such disclosure is reasonably apparent. The inclusion of any matter, information or item in any Seller's Disclosure Schedule shall not be deemed to constitute an admission of any liability by the Seller to any third party or otherwise imply that any such matter, information or item is material or creates a measure for materiality for the purposes of this Agreement.

      Section 10.15 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       BUYER:

                                       NATIONAL INVESTMENT MANAGERS INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       SELLER:

                                       AMERICAN BENEFIT RESOURCES, INC.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title: